EXHIBIT 3.1
                ARTICLES OF INCORPORATION
                          of
                INFINEX VENTURES, INC.
                 A Nevada Corporation
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       The undersigned, being the original incorporator
herein named, for the purpose of forming a corporation under and pursuant to Chapter 78 of the Nevada Revised Statutes the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:
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                         ARTICLE I
                           NAME
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The name of the corporation is: INFINEX VENTURES, INC.
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                         ARTICLE II
                      PRINCIPAL OFFICE
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        Section 2.01 Resident Agent. The name and address of
its resident agent for service process is Resident Agents of Nevada, Inc. 711 S. Carson Suite 4, Carson City, Nevada 89701.
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         Section 2.02 Other offices. The corporation may
also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders held outside the State of Nevada with the same effect as if in the State of Nevada.
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                        ARTICLE III
                         PURPOSE
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        The corporation is organized for the purpose of
engaging in any lawful activity, within or without the State of Nevada.
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                         ARTICLE IV
                      SHARES OF STOCK
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        Section 4.01 Number and Class.  The amount of the
total authorized capital stock of this corporation is Seventy-Five Thousand Shares With A Par Value Of Zero "0" designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.
        The Board of Directors may issue such shares of common stock in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.
        Section 4.02 No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued. and convertible into shares of the corporation, nor to any right of subscription thereto, other than the extent if any, the Board of Directors in its discretion, may determine from time to time.
        Section 4.03 Assessment of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended In this particular.
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                            ARTICLE V
                            DIRECTORS
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        Section 5.01 Governing Board.  The members of the
board of the corporation shall be styled directors.
        Section 5.02 Initial Board of directors. The Board of Directors shall consist of at least one (1) but no more than five (5) members. The name(s) and address of the initial members of the Board of Directors are as follows:
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         NAME                     ADDRESS
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         Dwight Alan Teegardin of 711 S. Carson, Suite 4,
Carson                                    City, Nevada 89701
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These individuals shall serve as Directors until the first
annual meeting of the shareholders or until the successors shall have been elected and qualified.
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         Section 5.03 Change In the Number of Directors.
The number of directors may be increased or decreased by
duly adopted amendment to the Bylaws of the corporation.
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                            ARTICLE VI
                          INCORPORATORS
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The name and address of the sole incorporator is Patricia A.
Bozin 711 S. Carson, Carson City, Nevada 89701
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                            ARTICLE VII
                        PERIOD OF DURATION
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        This corporation is to have a PERPETUAL existence.
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                          ARTICLE VIII
                DIRECTORS AND OFFICERS' LIABILITY
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        A director of officer of the corporation shall not
be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but the article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation an the personal liability of a director or officer of the corporation for acts and omissions prior to such repeal or modification.
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                           ARTICLE IX
                           INDEMNITY
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        Every person who was or is a party to, or is
threatened ta be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investgative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director of officer of the corporation, or is or
was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connections therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders. provision of law, or otherwise, as well as their rights under this Article.
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Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of
Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as is representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.
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       The indemnification provided in this Article shall
continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.
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                            ARTICLE X
                            AMENDMENTS
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       Subject at all times to the express provisions of
Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said
Bylaws, and all rights conferred upon the shareholders are granted subject to this reservation
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                            ARTICLE XI
                       POWERS OF DIRECTORS
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        In furtherance, and not in limitation of the powers
conferred by statue, the Board of Directors is expressly
authorized:
        (1) Subject to the Bylaws, if any, adopted by the shareholders, to make, alter or repeal the Bylaws of the corporation;
        (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the
         corporation;
        (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporation and business entitles;
        (4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any
such reserve; and
        (5) By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the
directors of the corporation, which, to the extent
provided in the resolution or in the By-laws of the
Directors in the management of the business and
affairs of the corporation, any may authorize the
seal of the corporation to be affixed to all papers
which may require it.  Such committee or committees
shall have such name or names as may be stated in
the Bylaws of the corporation or as may be
determined from time to time by resolution adopted
by the Board of Directors.
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         All corporate powers of the corporation shall be
exercised by the Board of Directors except as otherwise
provided herein or by law.
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         IN WITNESS WHEREOF, I have hereunto set my hand
this 22nd day of December, 1998 hereby declaring and certifying that the facts stated herein above are true.
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                            /s/ PATRICIA A. BOZIN
                           ------------------------
                           Patricia A. Bozin
                           Sole Incorporator
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                       ACKNOWLEDGMENT
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STATE OF NEVADA)
             :    ss
CITY OF CARSON
       On this 22nd day of December, 1998 Patricia A. Bozin personally appeared be for me, a Notary Public, and acknowledged to me that she executed the foregoing instrument for the purposes therein set forth.
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                            /s/ LINDA LEE HOOVER
                                    ----------------------
                           NOTARY PUBLIC
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CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
IN THE MATTER OF: INFINEX VENTURES, INC.
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        Resident Agents of Nevada, Inc., with address at 711
S. Carson, Carson City, Nevada 89701, hereby accepts the appointment as Resident Agent of the above-entitled corporation In accordance with NRS 78.090.
        Furthermore, that the mailing address for the above registered office is as set forth above.
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        IN WITNESS WHEREOF, I hereunto set my hand this 22nd
day of December 1998.
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                              By: /s/ PATRICIA A. BOZIN
                              --------------------------
                              Patricia A. Bozin, President
                              Resident Agents of Nevada. Inc
                              Resident Agents
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   CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            OF
                  INFINEX VENTURES, INC.
        (Before Payment of Capital or Issuance of Stock)
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                 INCORPORATION DATE DECEMBER 30, 1998
                         FILE #C30712-98
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      In order to correct an error in paragraph IV Section
                            4.01
        of the originally filed Articles of Incorporation
the             Articles are hereby Amended as follows:
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                            ARTICLE IV
                         SHARES OF STOCK
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      Section 4.01 Number and Class.  The amount or the
total authorized capital stock of this corporation is 75,000,000 shares with Par Value of .001 designated as
Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.
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      The Board of Directors may issue such shares of common
stock in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutloni aoopted by them.
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                /s/ DWIGHT A. TEEGARDIN
                ---------------------------
                Dwight A. Teegardin, Sole Original Director
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                        ACKNOWLEDGMENT
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STATE OF NEVADA
            :    :LS
CITY OF CARSON CITY )
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       On this 5th day of February, 1999 personally appeared
Dwight Alan Teegardin the Original Director appeared before me, a Notary Public, and acknowledged to me that he Executed the foregoing instrument for the purposes herein set forth.
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                             /s/ PATRICIA A. BOZIN
                            -----------------------
                            NOTARY PUBLIC